THIS NOTE IS SUBJECT TO THE INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF AMONG THE MAKER, THE STOCKHOLDER REPRESENTATIVE (AS DEFINED HEREIN) AND QUEEQUEG PARTNERS, L.P., AS AGENT (THE “AGENT”) UNDER WHICH THE PRIORITY OF THE SECURITY INTEREST GRANTED PURSUANT TO THIS NOTE IS SUBORDINATED IN THE MANNER SET FORTH THEREIN TO THE SECURITY INTEREST IN THE COLLATERAL (AS DEFINED HEREIN) GRANTED TO THE AGENT.

(NON-NEGOTIABLE)
PROMISSORY NOTE

$___________	As of May 15, 2006

FOR VALUE RECEIVED, ARTSELECT, INC., a Delaware Corporation (“Maker”), hereby promises to pay to __________________________ (the “Payee”), the principal sum of ____________________________________________($__________) in lawful money of the United States of America, with interest thereon as set forth herein. The principal amount hereof and all accrued and unpaid interest thereon shall be paid in full to the Payee on the earlier of (a) the occurrence of a Change of Control (as hereinafter defined) or (b) May __, 2009 (the “Maturity Date”). Capitalized terms used and not defined herein shall have the meanings provided in that certain Merger Agreement dated as of the date hereof among a21, Inc., a Texas corporation (“a21”), AE Acquisition Corp., a Delaware corporation (“Buyer”), Maker, the Stockholders (as defined therein), the Stockholder Representative (as defined therein) and the Payee (the “Merger Agreement”). This Note is one of a series of Notes in the aggregate principal amount of Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) (as such principal amount may be increased or decreased pursuant to the Merger Agreement) that were issued by the Maker pursuant to the Merger Agreement and the Payee is entitled to the benefits of the Merger Agreement. For the purpose of this Note, “Change in Control” shall mean with respect to a21 or the Maker, in all such cases in one or a series of related transactions, (x) a sale, lease, exchange or other transfer, of all or substantially all of a21’s or the Maker’s assets, (y) a merger in which a21 is not the surviving entity (other than a transaction whereby the shareholders of a21 before such transaction are in control of a21 after the transaction), or (z) a sale of all or substantially all of a21’s then outstanding voting stock or other transaction resulting in a change of control of the Maker, in all such cases in one or a series of related transactions.

1.  Interest. Interest shall accrue on the outstanding principal amount hereof (including any PIK Interest) at the rate of six percent (6%) per annum, computed on the basis of a 360-day year of twelve 30-day months and shall be payable in arrears on the first day of each fiscal quarter commencing on July 1, 2007. Notwithstanding the foregoing provisions of this Section 1, all interest which accrues on the principal amount of this Note on or before May 15, 2007 (the “PIK Interest”) shall not be payable in cash but shall accrue and be added to the principal amount of this Note on the first day of each fiscal quarter commencing on July 1, 2006 and shall be due and payable on the Maturity Date. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Maker of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

2.  Place and Manner of Payment. All payments under this Note shall be made in lawful money of the United States of America and, with respect to any payment of principal, by wire transfer in immediately available funds, and shall be made to the Payee at ____________________________, or as otherwise directed by Payee to Maker in writing.

3.  Events of Default and Remedies. If, (each, an “Event of Default”), (A) Maker shall fail to pay principal on this Note when due and payable or (B) any of the following Events of Default shall occur prior to the Maturity Date:

(a)  the Maker shall fail to make payment when due of interest on this Note and such failure shall have continued for a period of ten (10) days after such payment is due and unpaid;

(b)  the commencement of any proceedings (w) in bankruptcy by or against the Maker or a21, (x) for the liquidation or reorganization of the Maker or a21, (y) alleging that the Maker or a21 is insolvent or unable to pay its debts as they mature, or (z) for the readjustment or arrangement of the Maker’s or a21’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving the Maker or a21; provided, however, that if such commencement of proceedings against the Maker or a21 is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within ninety (90) days after the commencement of such proceedings;

(c)  the appointment of a receiver or trustee for the Maker or a21, or for any substantial part of the Maker’s or a21’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, of the Maker or a21; provided, however, that if such appointment or commencement of proceedings against the Maker or a21 is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within ninety (90) days after the commencement of such proceedings;

(d)  any representation or warranty made or deemed to be made by a21 or Buyer in the Merger Agreement shall have been false or misleading in any material respect when made or deemed to be made and such misrepresentation has had a material adverse effect in the likelihood that this Note shall be repaid; or

(e)  the occurrence of an “Event of Default” (any such “Event of Default” hereinafter referred to as a “SPA Event of Default”) as defined in and under the Notes (as defined in that certain Securities Purchase Agreement dated as of April 27, 2006 by and among a21, SuperStock, Inc., a Florida corporation, the Purchasers (as defined therein) and Queequeg Partners, L.P., as agent for Purchasers (in such capacity, “Agent”)) and as a result of such SPA Event of Default, Required Purchasers (as defined in the Notes) through Agent have declared all unpaid principal and accrued interest under the Notes immediately due and payable.

then, and so long as such Event of Default is continuing (and the event which would constitute such Event of Default, if curable, has not been cured) without prejudice to the rights of Payee to enforce its claims against Maker and by delivery of written notice to Maker, all Obligations of Maker under this Note shall be immediately due and payable (except with respect to any Event of Default set forth in Section 3(b) or (c) hereof, in which case all obligations of Maker under this Note shall automatically become immediately due and payable without the necessity of any notice or other demand to Maker) without presentment, demand, protest or any other action or obligation of Payee of any kind, all of which are hereby expressly waived, and Payee may exercise any other remedies the Payee may have at law or equity.

4.  Security Interest.

(a)  To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of the Maker to the Payee under this Note and to the Stockholders under the Notes, including all costs and expenses accrued or incurred in connection therewith (collectively, the “Obligations”), the Maker hereby assigns, pledges and grants to Stockholder Representative, as agent for Payee a continuing security interest in and lien upon all of the Maker’s property and assets (the “Collateral”), whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interest, including without limitation, all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, tradestyles, patents and copyrights in which the Maker now has or hereafter may acquire any right, title or interest, all books, records, computer programs, tapes, disks, and related data processing software that at any time evidence or contain information relating to Collateral or are otherwise necessary or helpful in the collection thereof or realization thereon, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. The Maker authorizes the Payee to file such financing statements and amendments thereto and all other documents and instruments and to do such other acts and things as are reasonably necessary to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code of the State of Delaware as in effect from time to time. The security interest granted hereby shall be prior in right to all other security interests granted by the Maker in its assets, except that such security interest will be junior in right to no more than Three Million Dollars ($3,000,000) (the “Maximum Amount”) of other secured Indebtedness of the Maker. The Maker covenants and agrees that it will not incur Indebtedness secured by any of its assets in excess of the Maximum Amount, unless the security interest granted by the Maker in connection with any such secured Indebtedness in excess of the Maximum Amount is subordinate to the security interest granted to the Stockholder Representative, as agent and the Payee pursuant to the Notes and this Note.

(b)  The Payee agrees to act cooperatively in the event the Maker defaults in the payment of its Obligations under this Note and the Notes. In furtherance of the foregoing, notwithstanding anything herein to the contrary, the Payee agrees that actions to foreclose on the Collateral or otherwise to give notice of an Event of Default or to enforce its rights under this Note may be taken only by the Stockholder Representative, as agent for all of the Stockholders and the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash be applied as follows:

First, to the payment of all reasonable costs and expenses incurred by the Stockholder Representative in connection with such collection or sale, including but not limited to, all court costs, the repayment of all advances made by the Stockholder Representative on behalf of the Maker and the reasonable fees and expenses of its agents and legal counsel and any other reasonable costs and expenses incurred in connection with the exercise of any rights or remedy hereunder.

Second, to the payment in full of principal and accrued interest in respect of any Notes outstanding pro rata as among the Stockholders and thereafter, to all other Obligations then outstanding.

5.  Miscellaneous.

(a)  Binding Effect; Assignment. This Note shall be binding upon the Maker and its successors. This Note may not be assigned by the Payee to any Person.

(b)  Notice of a Declared SPA Event of Default. The Maker shall promptly notify the Shareholder Representative of the occurrence, and declaration in a writing from Agent to Maker, of a SPA Event of Default.

(c)  Suits for Enforcement. Upon the occurrence and during the continuation of any one or more Events of Default, the Payee may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Payee. In any such event, Maker shall reimburse Payee for all reasonable advances, charges, costs and expenses, including reasonable attorneys’ fees incurred or paid in exercising any right, power or remedy conferred by this Note or in connection with Payee’s enforcement of this Note.

(d)  GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

(e)  JURISDICTION; SERVICE; WAIVERS. ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK, COUNTY OF NEW YORK. THE MAKER AND THE PAYEE HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE MAKER OR THE PAYEE BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS NOTE. THE PAYEE, BY ACCEPTANCE HEREOF, AND THE MAKER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

(f)  WAIVER OF JURY TRIAL. THE PAYEE, BY ACCEPTANCE HEREOF, AND THE MAKER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS NOTE.

(g)  Waivers. The Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by the Payee or Maker in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise. Maker hereby consents to any release, substitution or exchange of any security for payment under this Note or the failure to act on the part of the Payee or any indulgence shown by the Payee from time to time and in one or more instances (without notice to or further assent from Maker), and agrees that no such action, failure to act or failure to exercise any right or remedy on the part of the Payee in any way affect or impair the obligations of Maker (which are and shall remain absolute and unconditional), or be construed as a waiver by the Payee, or otherwise affect any of the Payee’s rights under this Note.

(h)  Amendments And Waivers. No provision of this Note may be amended or waived without the express written consent of both the Maker and the Payee.

(i)  Severability; Invalidity. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

(j)  Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

if to Maker or a21, to:

c/o a21, Inc.
7660 Centurian Parkway
Jacksonville, Florida 32256
Attention: Chief Financial Officer
Telecopy: (904) 565-1620

if to the Payee or any Stockholders or to the Stockholder Representative:

Mr. Udi Toledano
Millennium 3 Capital, Inc.
4 Becker Farm Road
Roseland, NJ 07068
Telecopy: (973) 992-6336

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

ARTSELECT, INC.

By:
Name: Title:

By its signature below, Payee hereby agrees to be bound by the terms and conditions of Section 4(b) of this Note.

If an entity:

Name:

By:
Name:
Title

If an individual:

Name: